As filed with the Securities and Exchange Commission on July 27 , 2009
Registration No. 333- 160244

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KAMAN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or Other Jurisdiction of incorporation)	5080 (Primary Standard Industrial Classification Code Number)	06-0613548 (IRS Employer Identification Number)

1332 Blue Hills Avenue
Bloomfield, Connecticut 06002
(860) 243-7100

(Address, Including Zip Code, and Telephone Number, including area code, of Registrant's Principal Executive Offices)
________________________

Candace A. Clark, Esq.
Senior Vice President, Chief Legal Officer
and Secretary
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, Connecticut 06002
Telephone: (860) 243-7868
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
With a copy to: Willard F. Pinney, Jr., Esq. Murtha Cullina LLP CityPlace, 29th Floor 185 Asylum Street Hartford, Connecticut 06103 Telephone: (860) 240-6016

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Common Stock, par value $1.00 per share	–	–	–	–
Preferred Stock, par value $1.00 per share	–	–	–	–
Debt Securities	–	–	–	–
Warrants	–	–	–	–
TOTAL:			$200,000,000	$11,160.00 (5)

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  Securities registered hereunder may be sold separately, together or with other securities registered hereunder.

(2)
The registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $200,000,000, which may be offered from time to time in unspecified numbers at unspecified prices.  The proposed aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
The registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Previously paid on June 26, 2009.

________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27 , 2009

PROSPECTUS

KAMAN CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

We may offer, issue and sell from time to time, together or separately, (i) senior or subordinated debt securities, which may be convertible into shares of our common stock, preferred stock or other securities, (ii) shares of our common stock, (iii) shares of our preferred stock, which we may issue in one or more series; or (iv) warrants to purchase our equity or debt securities or other securities.  The total offering price of the securities described in this prospectus will not exceed $200,000,000 in the aggregate.

This prospectus provides some of the general terms that may apply to these securities.  We will provide the specific terms of any securities we may offer in a supplement to this prospectus, which will indicate if the securities offered thereby will be listed on any securities exchange.  You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in any of these securities.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or agents, or directly to purchasers.  For general information about the distribution of securities offered, please see “Plan of Distribution.” The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “KAMN.” On July 24 , 2009, the last reported sale price of our common stock as reported was $18.91 per share.  Our principal executive offices are located at 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002.

You should carefully read and consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2008, our periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27 , 2009.

As used in this prospectus, “Kaman,” “the Company,” “we,” “us,” and “ours” refer to Kaman Corporation and its subsidiaries.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration rules.  Under the SEC’s shelf registration rules, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered.  We may also provide to you, or authorize be provided to you, one or more free writing prospectuses that may contain material information relating to these offerings.  We may also add, update or change in the prospectus supplement (and in any related free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  To the extent that any statement that we make in a prospectus supplement or any related free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement or such free writing prospectus.  We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated in this prospectus by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may provide to you or authorize be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any related free writing prospectus.  This prospectus, the accompanying supplement to this prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations.  Our SEC file number is 0-1093.  The Exchange Act requires us to file reports, proxy statements and other information with the SEC.  Copies of these reports, proxy statements and other information can be read and copied at:

SEC Public Reference Room
100 F Street NE
Washington, D.C. 20549

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1−800−SEC−0330.

The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC.  These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our annual report on Form 10−K, quarterly reports on Form 10−Q, proxy statements, and current reports on Form 8−K as well as amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, together with Section 16 insider beneficial stock ownership reports, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC.  These documents are posted on our website at www.kaman.com — select the “Investors & Media” link and then the “SEC Documents” link.

We also make available, free of charge on our website, our Certificate of Incorporation, By–Laws, Governance Principles and all Board of Directors' standing Committee Charters (including Audit, Corporate Governance, Personnel & Compensation and Finance).  These documents are posted on our website at www.kaman.com — select the “Corporate Governance” link.  Information located on our corporate website is not considered a part of, nor incorporated by reference in, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with them into this prospectus.  This means that we can disclose important information to you by referring you to other documents previously filed separately with the SEC, including our annual, quarterly and current reports.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this document or any other subsequently filed document.  The information incorporated by reference is an important part of this prospectus.

Any information that we file with the SEC, specifically, those documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Regulation FD and/or Regulation G disclosure furnished under Item 9 and/or Item 12 of a current report on Form 8-K (or, if amended, the appropriate Items relating to such disclosures) and exhibits relating to such disclosures, unless otherwise specifically stated in any such current report on Form 8-K), after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document.

The following documents have been filed by the Company with the SEC and are hereby incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed February 26, 2009;

•	our current report on Form 8-K dated February 19, 2009, filed February 19, 2009;

•	our current report on Form 8-K dated February 26, 2009, filed February 26, 2009;

•	our definitive proxy statement on Schedule 14A filed February 26, 2009;

•	our additional definitive proxy materials filed on February 26, 2009;

•	our current report on Form 8-K dated March 23, 2009, filed on March 23, 2009;

•	our current report on Form 8-K dated May 11, 2009, filed on May 11, 2009;

•	our quarterly report on Form 10-Q dated May 11, 2009, filed on May 11, 2009;

•	our current report on Form 8-K dated June 3, 2009, filed on June 3, 2009; and

•	our current report on Form 8-K dated June 10, 2009, filed on June 10, 2009.

•
The description of our common stock contained in our registration statement on Form S-4 filed on August 18, 2005 (SEC File No. 333-127649), as amended by Amendment No. 1 to Form S-4 filed on August 31, 2005 and Amendment No. 2 to Form S-4 filed on September 1, 2005, and including any amendment or report subsequently filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document, by making a written or oral request to the Secretary of the Company, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002 (telephone number: (860) 243-7100).

FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking information relating to the Company's business and prospects, including the Aerospace and Industrial Distribution businesses, operating cash flow, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations.  Those uncertainties include: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; 2) political conditions in countries where the company does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) domestic and foreign economic and competitive conditions in markets served by the company, particularly the defense, commercial aviation and industrial production markets; 5) risks associated with successful implementation and ramp up of significant new programs; 6) management's success in resolving operational issues at the Aerostructures Wichita facility; 7) successful negotiation of the Sikorsky Canadian MH-92  program; 8) successful resale of the aircraft, equipment and spare parts obtained in connection with the Australia  SH-2G (A) program termination;  9) receipt and successful execution of production orders for the JPF U.S. government contract, including the exercise of all contract options, successful negotiation of price increases with the U.S. government, and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; 10) satisfactory resolution of the company’s litigation with the U.S. Army procurement agency relating to the FMU-143 program; 11) continued support of the existing K-MAX helicopter fleet, including sale of existing K-MAX spare parts inventory; 12) cost growth in connection with environmental remediation activities at the Bloomfield, Moosup and New Hartford, CT facilities and our U.K. facilities; 13) profitable integration of acquired businesses into the company's operations; 14) changes in supplier sales or vendor incentive policies; 15) the effects of price increases or decreases; 16) pension plan assumptions and future contributions; 17) future levels of indebtedness and capital expenditures; 18) continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs therefor; 19) the effects of currency exchange rates and foreign competition on future operations; 20) changes in laws and regulations, taxes, interest rates, inflation rates, general business conditions and other factors;  21) future repurchases and/or issuances of common stock; and 22) other risks and uncertainties set forth in the company's annual, quarterly and current reports, and proxy statements.  Any forward-looking information provided in this prospectus should be considered with these factors in mind.  We assume no obligation to update any forward-looking statements contained in this prospectus.

SUMMARY OF OUR COMPANY

This summary highlights selected information contained in this document. To fully understand the terms of the offering set forth herein, you should carefully read this entire document and the other documents that are referred to in this document.  See “Where You Can Find More Information” above.

The Company

Kaman Corporation, founded in 1945, conducts business in two principal markets, Aerospace and Industrial Distribution.  Please see our Annual Report on Form 10-K for 2008 that we filed with the SEC on February 26, 2009 for a comprehensive description of our businesses.  To find this report and other information about us, please see “Where You Can Find More Information” herein.

The following is information for the three preceding years concerning the percentage contribution of each of our Aerospace and Industrial Distribution operations to the Company’s consolidated net sales from continuing operations:

	Years Ended December 31,
	2008	2007	2006
Aerostructures	11.8%	9.4%	7.9%
Precision Products	9.4%	8.1%	7.2%
Helicopters	5.5%	6.6%	7.1%
Specialty Bearings	11.3%	11.4%	10.7%
Subtotal Aerospace	38.0%	35.5%	32.9%
Industrial Distribution	62.0%	64.5%	67.1%
Total	100.0%	100.0%	100.0%

As of December 31, 2008, we employed 4,294 individuals throughout our operations and at our corporate headquarters, which is located as 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, telephone no.: (860) 243-7100.

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “KAMN.” As of July 24 , 2009, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $18.91 per share.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent annual report on Form 10-K, and in our quarterly reports on Form 10-Q filed subsequent to the annual report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include repaying debt, financing capital commitments, and the financing of possible acquisitions. We will have significant discretion in the use of any net proceeds.  We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated.  The Company’s ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes to those financial statements, and other information set forth in the reports filed by the Company with the SEC.

Years ended December 31,
2008	2007	2006	2005	2004

6.75	5.53	4.24	2.24	(2.72)

For the fiscal quarter ended April 3, 2009 the ratio of earnings to fixed charges was 3.53.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxes and fixed charges. Fixed charges consist of interest expense, amortized expenses related to indebtedness, and one-third of our rental expense, which approximates the interest factor.

The ratios are based solely on historical financial information, and no pro forma adjustments have been made thereto.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, debt securities, common shares, preferred shares, and/or warrants in a dollar amount that does not exceed $200,000,000.  This prospectus contains only a summary of the securities we may offer.  The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to us from the sale of such securities, will be set forth in an accompanying prospectus supplement.  That prospectus supplement also will contain information, if applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                The following description of our debt securities, our common shares, our preferred shares, and warrants we may issue, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the securities that we may offer under this prospectus.

For the complete terms of our common shares and preferred shares, please refer to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), as supplemented by any certificate of amendment designating the terms, rights and preferences for each series of preferred shares, that are incorporated by reference into the registration statement which includes this prospectus.  Connecticut law will also affect the terms of these securities and the rights of holders thereof. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.  If we so indicate in any applicable prospectus supplement, the terms of any preferred shares we offer may differ from the terms we describe below.

Under our Certificate of Incorporation, our authorized shares consist of an aggregate 50,200,000 share of capital stock, par value $1.00 per share, consisting of 50,000,000 shares of common stock (the “Common Stock”) and 200,000 shares of preferred stock (the “Preferred Stock”) which may be issued in one or more classes or series, each with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Connecticut law and as our Board of Directors may determine by resolution.  As of May 1, 2009, we had outstanding 25,639,039 shares of Common Stock and no shares of Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities.  The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations, and may or may not be convertible into shares of our Common Stock, Preferred Stock or other securities.  We use the term “senior debt securities” to refer to our unsecured and unsubordinated obligations.  We use the term “subordinated debt securities” to refer to our subordinated obligations.  The subordinated debt securities of any class or series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement.  We may issue any of these types of debt securities in one or more classes or series.  As of the date of this prospectus, we have no outstanding registered debt securities.

All of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise.  The payment of dividends and the making of loans and advances to us by our subsidiaries may be (i) subject to statutory or contractual restrictions, (ii) contingent upon the earnings of our subsidiaries, and (iii) subject to various business considerations.  Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness held by a subsidiary that is senior to indebtedness held by us.

Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture.  Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.  The indentures will be qualified under the Trust Indenture Act of 1939, as amended.

We use the term “indenture” below to refer to the senior debt securities indenture and/or the subordinated debt securities indenture.  We use the term “trustee” below to refer to the trustee named in the senior debt securities indenture and/or the subordinated debt securities indenture.

The summary of selected provisions below that will be included in indentures and in the debt securities is not complete.  Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the SEC in connection with the offering of the specific debt securities.

General

                We may issue debt securities of any class or series with terms different from the terms of debt securities of any other class or series and the terms of particular debt securities within any class or series may differ from each other, all without the consent of the holders of previously issued classes or series of debt securities.  The debt securities of each class or series will be our direct, unsecured obligations, and may or may not be convertible into shares of our Common Stock, Preferred Stock or other securities.

The applicable prospectus supplement relating to the class or series of debt securities will describe the specific terms of each class or series of debt securities being offered, including, where applicable, the following:

•	the title;
•	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;
•	whether the debt securities will be senior, senior subordinated, subordinated or junior subordinated;
•
whether or not the debt securities will be convertible or exchangeable into our other securities, and any provisions regarding the conversion or exchange of such debt securities with or into our other securities;

•	the name of the trustee and its corporate trust office;
•	any limit on the amount of debt securities that may be issued;
•	any subordination provisions;
•	any default provisions and events of default applicable to such debt securities;
•	any covenants applicable to such debt securities;
•	whether such debt securities are issued in certificated or book-entry form, and the identity of the depositary for those issued in book-entry form;
•
whether such debt securities are to be issuable in registered or bearer form, or both, and any restrictions applicable to the exchange of one form or another and to the offer, sale and delivery of such debt securities in either form;

•
whether such debt securities may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary and the circumstances under which beneficial owners of interests may exchange such interests for debt securities of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

•	any other terms required to establish a class or series of bearer securities;
•	the price(s) at which such debt securities class or series will be issued;
•
the person to whom any interest will be payable on any debt securities, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance of reserves;

•	the date or dates on which the principal of and premium, if any, is payable or the method(s), if any, used to determine those dates;
•	the rate(s) at which such debt securities will bear interest or the method(s), if any, used to calculate the rate(s);
•	the date(s), if any, from which any interest will accrue, or the method(s), if any, used to determine the dates on which interest will accrue and date(s) on which interest will be payable;
•	any redemption or early repayment provisions applicable to such debt securities;
•
the stated maturities of installments of interest, if any, on which any interest on such debt securities will be payable and the regular record dates for any interest payable on any debt securities which are registered securities;

•	the places where and the manner in which the principal of and premium and/or interest, if any, will be payable and the places where the debt securities may be presented for transfer;
•
our obligation or right, if any, to redeem, purchase or repay such debt securities of the class or series pursuant to any sinking fund amortization or analogous provisions or at the option of a holder of such debt securities and other related provisions;

•	the denominations in which any registered securities are to be issuable;
•
the currency, currencies or currency units, including composite currencies, in which the purchase price for, the principal of and any premium and interest, if any, on such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of any of such debt securities can select the payment currency;
•
if the amount of payments of principal, premium, if any, and interest, if any, on such debt securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which such debt securities are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the class or series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•
if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the classes or series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances, procedures and terms under which we will make these payments;

•	any terms applicable to debt securities of any class or series issued at an issue price below their stated principal amount;
•
whether such debt securities are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such class or series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

•	any provisions relating to covenant defeasance and legal defeasance;
•	any provisions relating to the satisfaction and discharge of the applicable indenture;

•	any special applicable U.S. federal income tax considerations;
•	any provisions relating to the modification of the applicable indenture both with and without the consent of the holders of the debt securities of the class or series issued under such indenture; and
•	any other material terms not inconsistent with the provisions of the applicable indenture.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.  Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.  U.S. federal income tax consequences and special considerations, if any, applicable to any such class or series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a class or series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a class or series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

Under our Certificate of Incorporation, we have one authorized class of common stock, entitled “Common Stock”, consisting of 50,000,000 shares.  As of May 1, 2009, there were 25,639,039 shares of Common Stock outstanding.  The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Certificate of Incorporation and our Bylaws.

Dividend Rights.  Holders of shares of the Common Stock are entitled to receive dividends as declared by the Board of Directors.  However, no dividend will be declared or paid on the shares of Common Stock until the Company has paid (or declared and set aside funds for payment of) all dividends that have accrued on all classes of our Preferred Stock.

Voting Rights.  Under our Certificate of Incorporation and Bylaws:

•	each share of Common Stock is entitled to one vote per share;

•
in general, approval of matters submitted to a vote, other than the election of directors, will require the affirmative vote of a greater number of the shares of Common Stock present in person or by proxy than votes cast against such matters; and

•	in general, directors are elected by a plurality of the shares of Common Stock present in person or by proxy.

Since September 2006, our Board has maintained a policy (described in our Governance Principles) that addresses certain circumstances when a director nominee has not received a majority of the votes cast with respect to that director.  Briefly, in an uncontested election for directors (one in which the number of nominees does not exceed the number of directors to be elected) at a properly called and held meeting of shareholders, any director nominee who is elected by a plurality vote, but does not receive a majority of the votes cast for that nominee shall promptly tender his or her resignation once the shareholder vote has been certified by the company’s tabulation agent.  For further information, see our proxy statement on Schedule 14A filed on February 26, 2009, under the heading “Policy Regarding Director Elections Where a Majority Vote Is Not Received”.

Board Size; Classified Board.  Our Board of Directors may be comprised of not less than 3 nor more than 15 members, and is currently comprised of ten (10) persons.  The Board is divided into three classes of directors, currently comprised of two classes of three directors and one class of four directors.  Directors hold office for staggered terms of three years each, so that the term of one class expires at each annual meeting of shareholders.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the company, after payments to holders of preferred stock of preferential amounts plus any accrued dividends, the Company’s remaining assets will be divided among holders of shares of Common Stock.

Preemptive or Other Subscription Rights.  Holders of shares of Common Stock will not have any preemptive rights to subscribe to any additional issue or sale of capital stock or to acquire any security convertible into capital stock.

Conversion, Redemption, Sinking Fund and Other Rights.  No conversion, redemption or sinking fund provisions will apply to shares of Common Stock, and shares of Common Stock will not be liable to further call or assessment by the Company.  All issued and outstanding shares of Common Stock will be fully paid and nonassessable.

Amendments to Our Certificate of Incorporation.  We reserve the right from time to time to make any amendment to our Certificate of Incorporation that is authorized by law at present or in the future, including any amendment which alters the contract rights as expressly stated in our charter, of any shares of our outstanding stock.  Our Certificate of Incorporation may be amended only by the affirmative vote of holders of shares entitled to cast at least a majority of all the votes entitled to be cast on the matter; provided, however, that provisions relating to (a) indemnification of directors and officers, limitations of personal liability for directors under certain circumstances, the size of and classification of our Board of Directors, term of office of directors, removal of directors and filling of director vacancies by the Board of Directors or by the shareholders, (b) amending, repealing or rescinding the Bylaws; and (c) amending the Certificate, may be amended only by the affirmative vote of a majority of the board of directors and the holders of shares entitled to cast at least two-thirds (66 2/3rds %) of all the votes entitled to be cast in the election of directors.

Restrictions on Alienability.  There are no restrictions on the alienability of shares of Common Stock.

Reports to Stockholders.  We furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we may determine to furnish or as may be required by law.

Transfer Agent.  BNY Mellon Shareowner Services of Jersey City, N.J. acts as transfer agent and registrar for the Company’s Common Stock.

Certain Provisions of Connecticut Law, Our Certificate of Incorporation and Bylaws

Connecticut law, our Certificate of Incorporation and our Bylaws contain provisions that could serve to discourage or to make more difficult a change in control of the Company without the support of our Board of Directors or without meeting various other conditions.

Advance Notice of Director Nominations and New Business. Our Bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in the Bylaws.  In addition, to be properly brought before the annual or any special meeting of the stockholders, any other business for stockholder action at a meeting must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) solely in the case of the annual meeting, otherwise properly brought before the meeting by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at an annual meeting and (ii) who complies with the advance notice procedures set forth in the Bylaws.

Rights of Dissenting Shareholders.  Under Connecticut law, appraisal rights may be triggered by any of the five following corporate actions:  (1) subsidiary mergers and mergers where voting shares will not remain outstanding after the merger becomes effective; (2) share exchanges where shares of the holder entitled to appraisal rights are being acquired by another corporation; (3) a disposition of assets that must be approved by the shareholders; (4) an amendment of the certificate of incorporation that reduces the number of shares of a class of stock to a fraction that then may be repurchased by the corporation; and (5) any other merger, share exchange, disposition of assets or amendment to the certificate designated as triggering appraisal rights in the certificate of incorporation or bylaws of the corporation or by resolution of the board of directors.

Special Meetings of Shareholders.  Our Bylaws provide that special meetings of the shareholders may be called at any time only by the Chief Executive Officer, by majority vote of the Board of Directors or by one or more shareholders holding in the aggregate at least 35% of the total number of shares entitled to vote on any issue proposed to be considered at that meeting upon their delivery to the Company’s secretary of one or more written demands for the meeting describing the purpose(s) for which it is to be held.

Cumulative Voting.  Connecticut law permits shareholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our Certificate of Incorporation does not authorize cumulative voting.

Removal of Directors.  Connecticut law provides that a company’s shareholders may remove one or more directors with or without cause unless the certificate of incorporation provides that directors may be removed only for cause.  Our Certificate of Incorporation provides that a director may only be removed for cause by shareholders if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her and only at a meeting called for the purpose of removing him or her, the notice of which must state that the purpose, or one of the purposes, of the meeting is the removal of the director.

Vacancies.  Connecticut law provides that, unless the certificate of incorporation provides otherwise, if a vacancy occurs on a company’s board of directors, including a vacancy resulting from an increase in the number of directors, the company’s shareholders may fill the vacancy, the company’s board of directors may fill the vacancy or, if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Our Certificate of Incorporation provides that any vacancy in the board of directors by reason of death, resignation or other cause may be filled for the unexpired portion of the term by a concurring vote of a majority of the remaining directors in office, or by action of the sole remaining director in office, though the number of directors at the meeting to fill such vacancy are less than a quorum and though such majority is less than a quorum.

Extraordinary Corporate Transactions.  Connecticut law provides that, in general, the holders of the shares entitled to vote thereon must approve any fundamental corporate transactions such as mergers, share exchanges or sales of all or substantially all of a corporation’s assets and dissolutions.

Connecticut Takeover Legislation.  Section 33-841 of the Connecticut Business Corporation Act (“CBCA”), in general, prohibits a business combination between a corporation and an interested shareholder, unless such business combination is first approved by the corporation’s board of directors and then approved by the affirmative vote of at least: (a) the holders of 80% of the voting power of the outstanding shares of the voting stock of the corporation; and (b) the holders of 2/3 of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder.

The restrictions of Section 33-841 of the CBCA do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 33-841 of the CBCA, that are investment companies registered under the Investment Company Act of 1940, or, that are not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of these exceptions apply to the Company.  Therefore, the Company is subject to Section 33-841 of the CBCA.

Section 33-844 of the CBCA prohibits a business combination between a corporation and an interested shareholder for a period of five years following such interested shareholder’s stock acquisition date unless such business combination or the interested shareholder’s purchase of the corporation’s stock is first approved by the corporation’s board of directors.  This must include the approval of a majority of the nonemployee directors, of which there must be at least two.  An interested shareholder is defined generally as the beneficial owner of ten percent or more of the voting power of the outstanding voting stock of a corporation.  The Company is subject to Section 33-844 of the CBCA.

The Connecticut Tender Offer Act prohibits tender offers involving target companies in Connecticut unless the tender offer in question is effective under the Connecticut Tender Offer Act or exempted by the Connecticut commissioner of banking or his or her designee. In order for such a tender offer to become effective, the offeror must comply with certain filing and substantive requirements set forth in the Connecticut Tender Offer Act.

DESCRIPTION OF OUR PREFERRED STOCK

The following description of our Preferred Stock, which may be offered pursuant to a prospectus supplement, sets forth certain general terms and provisions of the Preferred Stock to which any prospectus supplement may relate.  The particular terms of the Preferred Stock being offered and the extent to which such general provisions may or may not apply will be described in a prospectus supplement relating to such Preferred Stock.  The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Certificate of Incorporation and our Bylaws.

                Pursuant to our Certificate of Incorporation, our Board of Directors may authorize the issuance of up to 200,000 shares of our Preferred Stock, par value $1.00 per share, in one or more classes or series and may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any class or series.

Subject to limitations prescribed by Connecticut law and our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and to set or fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

Under our Certificate of Incorporation, holders of our Preferred Stock may become entitled to vote in the election of directors, with each share being entitled to one vote thereon, subject to a limitation on the number of directors prescribed by a formula set forth in the Certificate of Incorporation, but in any event only when there has been an arrearage in payment of dividends with respect to any series of Preferred Stock equal to six (6) quarterly dividends on such series, where such entitlement to vote shall cease upon the payment in full of any such arrearage(s).  Other than as described in the paragraph above, holders of any class or series of our Preferred Stock will not have any voting rights.

                The register and transfer agent for any Preferred Stock will be set forth in the applicable prospectus supplement.

Reference is made to any prospectus supplement we will prepare and use in the future relating to the offer and sale of shares of Preferred Stock offered thereby for the specific terms of such shares, including:

•	the title and stated value of such Preferred Stock;
•	the number of such preferred shares being offered, the liquidation preference per share and the offering price of such Preferred Stock;
•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;
•	the date from which distributions on such preferred shares shall accumulate, if applicable;
•	the procedures for any auction and remarketing, if any, for such Preferred Stock;
•	the provision for a sinking fund, if any, for such Preferred Stock;
•	the provisions for redemption, if applicable, of such Preferred Stock;
•	any listing of such preferred shares on any securities exchange;
•	the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into shares of our Common Stock, including the conversion price (or manner of calculation thereof);
•	a discussion of U.S. federal income tax considerations applicable to our Preferred Stock;
•
the relative ranking and preferences of such Preferred Stock as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets of ours for distributions to holders of Common Stock or Preferred Stock remaining junior to the Preferred Stock as to distribution rights) and rights upon liquidation, dissolution or winding up of our affairs; and

•
any limitations on issuance of any class or series of Preferred Stock ranking senior to or pari passu with such class or series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities. We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the minimum or maximum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  Prospective purchasers of our securities are urged to consult their own tax advisers prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

•	directly to purchasers;
•	to or through underwriters or dealers;
•	through agents; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•
loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time.  Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”).  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities.  Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities.  Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals.  We may negotiate and pay dealers’ commissions, discounts or concessions for their services.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.  Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the Common Stock which is listed on the Nasdaq Global Select Market under the symbol “KAMN”.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, Preferred Stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, Preferred Stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions.  Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position.  “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.  Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option.  The underwriters may also make “naked” short sales of shares in excess of the over-allotment option.  The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.  Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be issued in offerings made pursuant to this prospectus will be passed upon for us by Murtha Cullina LLP, Hartford, Connecticut.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and schedule of Kaman Corporation and its subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration Fee Under the Securities Act of 1933	$11,160
*Legal Fees and Expenses	$30,000
*Accounting Fees and Expenses	$ 7,500
*Printing Expenses	$10,000
Stock Exchange Listing Fees	$ **
Transfer Agent Fees and Expenses	$ **
Trustee Fees and Expenses	$ **
*Miscellaneous Expenses	$10,000
Total	$68,660

*	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

**	Not currently determinable, such fees will not be determinable until such time as the Company approves the issuance of securities and determines the amount and type of securities to be issued.

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 33-771(a) of the Connecticut Business Corporation Act (“CBCA”) provides that the Company may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is a director of the Company against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Company.  For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful.  Section 33-776 of the CBCA provides that the Company may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is an officer of the Company to the same extent as if the individual was a director of the Company under Section 33-771.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.  Section 771(d) of the CBCA provides that, unless ordered by a court, the Company may not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA, or in connection with any proceeding with respect to conduct for which the director was found liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 33-772 of the CBCA requires the Company to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the Company against reasonable expenses incurred in connection with the proceeding.

Section 33-773 of the CBCA provides that the Company may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director.  The director is required to deliver a written undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification under Section 33-772 and it is ultimately determined that he or she has not met the relevant standard of conduct.

Section 33-775 of the CBCA provides that the Company shall not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in Section 33-711.  For directors, the determination and authorization required by Section 33-775 may be made by, if there are two or more disinterested directors, a majority vote of all the disinterested directors or by a majority vote of the members of a committee of two or more disinterested directors, by special legal counsel, or by the shareholders.  For officers, the determination and authorization required by Section 33-775 may be also be made by the general counsel of the Company or such other or additional officer or officers as the board of directors may specify.

Subparagraphs B and C of Article Seventh of the Amended and Restated Certificate of Incorporation of the Company provide that:

B.  Indemnification of Directors and Officers

Each director and officer of the corporation shall be indemnified by the corporation against Liabilities, as defined in Section 33-770 of the CBCA, incurred by him or her in connection with any Proceeding, as defined in Section 33-770 of the CBCA, to which he or she may be made a party by reason of being or having been a director or officer of the corporation to the fullest extent permitted by the CBCA.  The foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled.

C.  Limitation of Personal Liability.

The personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the amount of compensation received by the director for serving the corporation during the calendar year in which the violation occurred (and if the director received no such compensation from the corporation during the calendar year of the violation, such director shall have no liability to the corporation or its shareholders for breach of duty) if such breach did not:

(1)           involve a knowing and culpable violation of law by the director;
(2)	enable the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain;
(3)
show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation;

(4)	constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation; or
(5)           create liability under Section 33-757 of the CBCA.

Any repeal or modification of this Paragraph C shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Nothing contained in this Paragraph C shall be construed to deny to the directors of the corporation any of the benefits provided by subsection (d) of Section 33-756 of the CBCA.

Section 33-777 of the CBCA authorizes the Company to purchase and maintain insurance on behalf of the Company's directors and officers.  The Company maintains such directors and officers liability insurance.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1
Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.

4.1	Amended and Restated Certificate of Incorporation of the Company (1)
4.2	Amended and Restated Bylaws of the Company (2)
4.3	Form of Common Stock Certificate (3)
4.4	Form of Senior Debt Indenture (4)
4.5	Form of Subordinated Debt Indenture (4)
4.6	Form of Preferred Stock Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.7	Form of Warrant Agreement, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.8	Form of Warrant Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
5.1	Legal Opinion of Murtha Cullina LLP*
23.1	Consent of KPMG LLP*
23.2	Consent of Murtha Cullina LLP (included in the Legal Opinion filed as Exhibit 5.1 hereto)*
24	Power of Attorney (4)
________________________

*	Filed herewith.
(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 4, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on February 28, 2008.
(3)	Incorporated by reference from our Corporation’s Registration Statement on Form 8-A for the Common Stock, filed with the SEC on January 27, 2006.
(4)	Previously filed.

ITEM 17. UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                       (ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut on July 27 , 2009.

KAMAN CORPORATION
By:	/s/ Neal J. Keating
Name:	Neal J. Keating
Title:	Chairman, President and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title:	Date:

/s/ Neal J. Keating
Neal J. Keating	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 27 , 2009

/s/ William C. Denninger
William C. Denninger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2009

/s/ John J. Tedone
John J. Tedone	Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)	July 27 , 2009

/s/ Neal J. Keating
Neal J. Keating, as		July 27 , 2009
Attorney-in-Fact for:

Brian E. Barents	Director
E. Reeves Callaway III	Director
Karen M. Garrison	Director
A. William Higgins	Director
Edwin A. Huston	Director
Eileen S. Kraus	Director
George E. Minnich	Director
Thomas W. Rabaut	Director
Richard J. Swift	Director

II-A

EXHIBIT INDEX

Exhibit Number	Description
1.1
Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.

4.1	Amended and Restated Certificate of Incorporation of the Company (1)
4.2	Amended and Restated Bylaws of the Company (2)
4.3	Form of Common Stock Certificate (3)
4.4	Form of Senior Debt Indenture (4)
4.5	Form of Subordinated Debt Indenture (4)
4.6	Form of Preferred Stock Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.7	Form of Warrant Agreement, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
4.8	Form of Warrant Certificate, to be filed as an exhibit to a current report of the Company on Form 8-K and incorporated by reference herein.
5.1	Legal Opinion of Murtha Cullina LLP*
23.1	Consent of KPMG LLP*
23.2	Consent of Murtha Cullina LLP (included in the Legal Opinion filed as Exhibit 5.1 hereto)*
24	Power of Attorney (4)

____________________

*	Filed herewith.
(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 4, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on February 28, 2008.
(3)	Incorporated by reference from our Corporation’s Registration Statement on Form 8-A for the Common Stock, filed with the SEC on January 27, 2006.
(4)	Previously filed.

II-B